Exhibit 10.1
SECOND AMENDMENT TO SHAREHOLDER’S AGREEMENT

This SECOND AMENDMENT TO SHAREHOLDER’S AGREEMENT (this “Amendment”), dated and effective as of October 29, 2020, amends that certain Shareholder’s Agreement, dated as of September 15, 2016 and as amended on January 21, 2020 (the “Agreement”), by and between FB Financial Corporation (the “Company”) and James W. Ayers (the “Shareholder”). All capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Agreement.

RECITALS

WHEREAS, the Agreement provides that the Shareholder and the Company shall take all Necessary Action to cause the size of the Board of Directors to be established and remain between five and thirteen members;

WHEREAS, the Company and the Shareholder desire to provide additional flexibility in the appointment of future members of the Board of Directors; and

WHEREAS, Section 4.3 of the Agreement provides that the Agreement may be amended with the prior written consent of the Shareholder.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Section 3.1(a). The introductory paragraph of Section 3.1(a) of the Agreement shall be amended to read in its entirety as follows:

(a) Rights to Designate. The Shareholder hereby agrees to vote, or cause to be voted, all of its Shares, at any annual or special meeting, by written consent, or otherwise, and will take all Necessary Actions within the Shareholder’s control, and Company will take all Necessary Actions within its control, to cause the authorized number of directors on the Board of Directors to be established and remain between five and fourteen with such number approved pursuant to the Bylaws and Charter, and the Shareholder shall have the right, but not the obligation, to elect or appoint or cause to be elected or appointed to the Board of Directors and cause to be continued in office:

2. Modification; Full Force and Effect. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are and shall continue to be in full force and effect.

3. Miscellaneous Terms. The provisions of Section 4 (Miscellaneous Provisions) of the Agreement shall apply to this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

FB FINANCIAL CORPORATION

/s/ Christopher T. Holmes
Christopher T. Holmes
President and Chief Executive Officer

SHAREHOLDER

/s/ James W. Ayers
James W. Ayers
Shareholder